UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 22, 2005
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                            NEW FRONTIER ENERGY, INC.
              -----------------------------------------------------
               (Exact name of registrant as specified in charter)


           Colorado                        0-50472               84-1530098
           --------                        -------               ----------
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

                             P.O. Box 298 Littleton,
                                    CO 80160
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 730-9994
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               Registrant's telephone number, including area code:


             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02 Unregistered Sales of Equity Securities.

     On July 22, 2005, New Frontier Energy, Inc. (the "Company") held a closing on the sale (the "Offering") to accredited investors of an aggregate of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $1.20 per share (the "Debentures"), and (ii) a three-year warrant to purchase 12,500 shares of Common Stock of New Frontier Energy at an exercise price of $2.00 per share (the "Warrants").

     The interest for the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's common stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.

     The Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"),effective June 28, 2005, pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 184,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, Westminster or its designees received warrants (the "Placement Agent Warrants") to purchase 10% of (i) the number of Common Stock shares underlying the Debentures sold (assuming the initial conversion price of $1.20) and (ii) the number of Common Stock shares underlying the Warrants issued (assuming the initial exercise price of $2.00).

     The Company agreed to file a resale registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") for the resale of the shares of Common Stock: (i) underlying the Debentures; (ii) underlying the Warrants; (iii) the Placement Agent Shares,
(iv) issuable upon any anti-dilution or other adjustments for the benefit of purchasers of Units; and (v) underlying the Placement Agent Warrants.

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.


Item 9.01 Financial Statements and Exhibits.

     The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-B.

Exhibit No.           Description
-----------           -----------

    99.1 Press release dated July 26, 2005 announcing the closing of the Offering



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  July 26, 2005            NEW FRONTIER ENERGY, INC.

                                By:   /s/ Paul G. Laird
                                     ------------------------------------
                                      Paul G. Laird, President and
                                      Chief Executive Officer and Director

                                      NEW FRONTIER ENERGY, INC.

                                By:   /s/ Les Bates
                                     ------------------------------------------
                                      Treasurer, Chief Accounting  and
                                      Financial Officer, Secretary and Director




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